                                                                    EXHIBIT 10.2

Note: Confidential treatment has been requested pursuant to Rule 406 under the Securities Act of 1933, as amended. Certain portions of this exhibit have been omitted. The omitted portions of this exhibit have been separately filed with the Securities and Exchange Commission.


                              AMENDED AND RESTATED
                      ORBIMAGE SYSTEM PROCUREMENT AGREEMENT

         This Orbimage System Procurement Agreement (this "Agreement") is made and entered into as of the 26th day of February, 1998 between Orbital Imaging Corporation, a Delaware corporation ("OIC"), and Orbital Sciences Corporation, a Delaware Corporation ("Orbital").

                                   WITNESSETH

         WHEREAS, the parties have previously entered into the OIC System Procurement Agreement dated as of November 18, 1996, as amended on May 8, 1997, December 31, 1997 and February 25, 1998; and

         WHEREAS, the parties desire to amend and restate the OIC System Procurement Agreement to reflect all the amendments thereto (including amended or restated attachments thereto)

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         Except as otherwise specifically defined herein, capitalized terms shall have the meanings ascribed to such terms in Appendix A attached hereto.

         [Confidential Treatment] means that certain Confidential information has been deleted from this document and filed separately with the Securities and Exchange Commission.

                                   ARTICLE 2.
                                  SCOPE OF WORK

         Consistent with the terms and conditions set forth herein, Orbital shall furnish the management, labor, facilities, personnel and materials required for the performance of the following work (collectively, the "Work"):

         Section 2.1. Orbital shall provide the OrbView-1 System as described in OrbView-1 System Statement of Work (Exhibit A).

         Section 2.2. Orbital shall provide and OrbView-2 license as described in OrbView-2 License Agreement (Exhibit B).

         Section 2.3. OrbView-3 System Design, Development and Integration. Orbital shall have responsibility for overall design, development, and integration of the OrbView-3 System in accordance with Exhibit C, OrbView High Resolution Imagery System Mission Requirements Document and applicable Statements of Work.

                  Section 2.3.1. Provision of OrbView-3 Satellite. Orbital shall design, construct and deliver the OrbView-3 Satellite in accordance with the OrbView-3 Mission Requirements Document (Exhibit C, Part 1A) and Statement of Work (Exhibit C, Part 1B).

                  Section 2.3.2. Provision of Launch. Orbital shall launch the OrbView-3 Satellite using a Launch Vehicle in accordance with the Launch Vehicle Statement of

         Work and Specifications (Exhibit C, Part 2).

         Section 2.4. Provision of OrbView Command and Control Segment and OrbView-3 Data Processing Segment. Orbital shall design, construct and deliver the OrbView-3 and OrbView-4 Command and Control Segment ("CCS") and the Joint OrbView-3 and OrbView-4 Data Processing Segment ("DPS") in accordance with the Joint OrbView-3 and OrbView-4 Mission Requirements Document (Exhibit C, Part
1A), Statement of Work (Exhibit C, Part 1B) and the Joint OrbView-3 and OrbView-4 Command and Control and Data Processing and Distribution Requirements Specifications (Exhibit D, Part 1). Orbital shall design, construct and deliver the OrbView-1 and OrbView-2 Command and Control Segment in accordance with the OrbView-1 and OrbView-2 Command and Control Statement of Work (Exhibit D, Part
2).

         Section 2.5. OrbView-4 System Design, Development and Integration. Orbital shall have responsibility for overall design, development, and integration of the OrbView-4 System in accordance with Exhibit C, OrbView High Resolution Imagery System Mission Requirements Document and applicable Statement of Work.

                  Section 2.5.1. Provision of OrbView-4 Satellite. Orbital shall design, construct and deliver the OrbView-4 Satellite in accordance with the OrbView High Resolution Imagery System Mission Requirements Document (Exhibit C, Part 1A) and Statement of Work (Exhibit C,
         Part 1B).

                  Section 2.5.2. Provision of Launch. Orbital shall launch the OrbView-4 Satellite using a Launch Vehicle to be determined in accordance with the Launch Vehicle Statement of Work and Specifications (Exhibit C, Part 2). Any launch contract for OrbView-4, and subsequent major amendments thereto affecting price or schedule, shall be subject to OIC's prior approval, which shall not be unreasonably withheld.

         Section 2.6. Insurance. Orbital shall procure launch, satellite check out and/or on-orbit operation insurance, at OIC's expense, as requested by OIC, subject to availability of such insurance and OIC's agreement to the price, terms and conditions of such insurance. Orbital shall maintain, at its expense, insurance coverage of the type and level that is customarily carried by entities engaged in similar businesses to Orbital's, to cover losses from damage to personal property, such as the OrbView-3 and OrbView-4 satellites, until title has passed to ORBIMAGE.

                                   ARTICLE 3.
                                  CONSIDERATION

         Section 3.1. The price for the work hereunder (collectively, the "Price") is as follows:

   CLIN                                                                              FIXED PRICE
0001        OrbView-1 System (2.1)                                              $[Confidential Treatment]
0002        OrbView-2 License (2.2)                                              [Confidential Treatment]
0003        OrbView-3 Satellite and Launch (2.3.1, 2.3.2)                        [Confidential Treatment]
0004        Data Processing Segment and Command and Control Segment (2.4)        [Confidential Treatment]
0005        OrbView-4 Satellite and Launch (2.5.1, 2.5.2)*                       [Confidential Treatment]
            TOTAL FIXED PRICE                                                   $262,600,000

   CLIN                                                                                   FIXED PRICE
0006        Insurance                                                                [Confidential Treatment]
0007        OrbView-4 Launch Vehicle costs in excess of $[Confidential Treatment]    [Confidential Treatment]

         * If the launch for the OrbView-4 satellite costs less than $[Confidential Treatment], then the fixed price shall be adjusted downward accordingly.

         Section 3.2. Taxes. (a) The Price does not include any federal, state or local sales, use or excise taxes levied upon or measured by the sale, the sales price, or the use of the items to be delivered or services required to be performed hereunder. Orbital shall list separately on its invoice any such tax lawfully applicable to the items to be delivered or services required to be performed hereunder and payable by OIC. The Price shall not, however, include any taxes on property owned by the United States Government, or any U.S. or foreign federal, state or local income taxes imposed on Orbital.

         (b) In cases where Orbital and/or OIC are wholly or partially exempt from such taxes and duties or otherwise entitled to relief by way of protest, refund claims, litigation or other proceedings, Orbital shall take all necessary steps to facilitate such exemption or relief by:

                  (i) Using reasonable efforts to bring about the exemption or relief before submitting the invoices to OIC; and

                  (ii) Complying with all formalities necessary to enable OIC to claim reimbursement with respect to taxes and duties that have been paid. For this purpose, Orbital shall comply with the reasonable instructions given to it by OIC and provide in due time the information that OIC reasonably requires.

If any such tax is determined to be legally due from either Orbital or OIC, OIC shall pay it separately. OIC shall pay, or reimburse Orbital for all out-of-pocket expenses incurred in connection with the activities contemplated by this Section 3.2.

                                   ARTICLE 4.
                                   [RESERVED]

                                   ARTICLE 5.
                           PAYMENT TERMS AND INVOICING

         Section 5.1 Monthly Payments Schedule for CLINs 0001 through 0005. Exhibit F sets forth a Monthly Payment Schedule for CLINs 0001 through 0005. No later than May 28, 1997, OIC shall remit to Orbital the aggregate amount of $23,100,000 in payment for January through April 1997. Beginning at the end of May 1997 and in accordance with Section 5.3 hereof, Orbital shall invoice OIC for work performed and costs incurred each month and any amounts previously invoiced and unpaid. OIC shall pay each invoice, provided, however, that the amount payable by OIC shall not exceed the lesser of (a) the amount of such invoice and (b) the sum of (i) the amount set forth in Exhibit F for the month invoiced plus (ii) for each preceding month for which an invoice was submitted in an amount less than the amount set forth in Exhibit F for such month, the excess of such amount set forth in Exhibit F over the amount of the invoice submitted for such month, but only to the extent not previously paid hereunder.

         Section 5.2 CLIN 006. Payment for CLIN 006 shall be made after negotiation of the final premium for each insurance policy and prior to the premium due date. Orbital shall provide OIC with prompt notice of the amount of such payments and the date on which such payments are due.

         Section 5.3 Monthly Payment Schedule Invoices. Within 15 days after the end of each month, Orbital shall submit certified invoices reflecting actual incurred costs for the preceding month and any unpaid balance from prior months. Orbital shall invoice OIC for payments due under CLIN 0007 as costs are incurred by Orbital. OIC shall pay such invoices to the extent provided in Section 5.1 within 10 days from the date of receipt.

         Section 5.4 Milestone Schedule Payments. Exhibit F also sets forth a Milestone Schedule Payment for CLINs 0003 through 0005. Orbital shall invoice OIC for the Milestones set forth in Exhibit F upon achieving such milestone. Such invoices shall be paid within 10 days of receipt.

         Section 5.5. On-Orbit Extended Performance Incentive. For both the OrbView-3 and OrbView-4 Satellites, OIC agrees to pay Orbital an On-Orbit Extended Performance Incentive at a fixed price of up to $1,000,000 per year per satellite based on the level of satellite operation performance beyond the contractual requirement of five (5) years. If in any year after the fifth year the extended performance is for less than an entire additional year, the annual incentive will be pro-rated for the number of days of extended operation. OIC and Orbital shall negotiate in good faith the criteria for determining what constitutes "satellite operation performance" for purposes of this Section 5.5. If the parties are unable to agree on such criteria by the date three months prior to the OrbView-3 Satellite launch, then either party shall have the right to submit the issue for resolution by binding mediation.

                                   ARTICLE 6.
                           WORK SCHEDULE AND DELIVERY

         Section 6.1 Delivery.

         (a) Delivery of OrbView- I System shall occur at the time of closing a private financing contemplated by OIC.

         (b) Delivery of OrbView-2 license shall occur at the time of closing a private financing contemplated by OIC.

         (c) Delivery of the OrbView-3 Satellite and Launch Vehicle shall occur on separation of the Launch Vehicle from the carrier aircraft on the launch date.

         (d) Delivery of the OrbView Data Processing Segment required for OrbView-3 shall coincide with the operational availability of the OrbView-3 Satellite. Delivery of the OrbView Data Processing Segment required for OrbView-4 shall occur no later than ninety (90) days prior to the OrbView-4 Satellite's launch date.

         (e) Delivery of Command and Control Segment shall be as follows:

                  (1) Completed work for the OrbView- I and OrbView-2 Systems shall be delivered at the time of closing a private financing contemplated by OIC.

                  (2) Remaining work for OrbView-2 shall be delivered in April, 1997.

                  (3) OrbView Command and Control Segment for OrbView-3 and OrbView-4 shall be delivered no later than sixty (60) days prior to each satellite's respective launch date.

         (f) Delivery of the OrbView-4 Satellite shall occur upon intentional ignition of the launch vehicle.

         Section 6.2 Schedule Delays. OIC and Orbital recognize that under this Agreement Orbital is engaged in a technology development program involving the design, development, construction, and integration of sophisticated and complex technical systems, management of a number of different suppliers, and inherent schedule uncertainties of space launch operations, and that there may be schedule delays. Orbital shall provide OIC with regular reports of its performance with respect to the applicable schedules and shall promptly notify OIC when it reasonably expects that there are delays that are likely to cause a material deviation from such schedules. In the event of such delays likely to cause a material deviation, Orbital shall meet with OIC to discuss the cause of such delays, the consequences of such delays and possible courses of action to mitigate the effect of such delays. Each party shall bear its own costs with respect to any delays, except as provided in Section 14.3.

                                   ARTICLE 7.
                              ACCESS AND ACCEPTANCE

         Section 7.1. Access. Subject to the receipt of any and all required governmental approvals, OIC's authorized representatives shall have the right, on a not-to-interfere basis, at all reasonable times during the performance of this Agreement, to monitor the OrbView-3 Satellite and the OrbView-4 Satellite, Command and Control and OrbView-3 and OrbView-4 Data Processing work in progress at the plant(s) of Orbital.

         Section 7.2. Progress Meetings. During the performance of this Agreement, Orbital shall conduct reviews in accordance with the schedule identified in the Statement of Work, as the case may be, at which Orbital shall provide a review of milestones completed subsequent to the preceding review, status of the upcoming milestones, and such other matters as may be mutually agreed upon by the parties. Orbital shall also provide OIC at such meetings with such reports and documentation as are required by such Statements of Work. The parties may mutually agree to conduct additional interim meetings or reviews from time to time with a mutually acceptable agenda. OIC shall determine its appropriate manager and personnel to attend such meetings. Orbital shall be represented by its applicable program manager and such other personnel as are specifically required to support the particular presentation. All such meetings shall be held at Orbital's facility in Germantown, Maryland or other mutually agreeable location.

         Section 7.3. Inspection and Acceptance, (a) Subject to the receipt of any and all required governmental approvals, OIC's authorized representatives shall promptly conduct a final inspection of the OrbView-3 Satellite and OrbView-4 Satellite in accordance with the System Requirements Compliance Document and End-Item Data Package (Exhibit G) or, at OIC's option, witness such inspection by Orbital, and shall either approve it for launch in writing or promptly notify Orbital in writing of the particulars of nonconformance with the applicable Specifications. If no objections have been sent by OIC within fifteen
(15) days of the inspection, the OrbView-3 Satellite and OrbView-4 Satellite shall be deemed to have received approval for launch by OIC. Corrections required to render the OrbView-3 Satellite and OrbView-4 Satellite in conformance with the applicable Specification shall be made by Orbital at its cost. The decision as to how to make the corrections shall be at Orbital's sole discretion and an item found to be non-conforming during or after testing performed under this Agreement shall, at OIC's request and without charge to OIC, be re-tested by Orbital after Orbital has remedied the nonconformance. OIC may be assisted in all inspections by its consultants or advisors to the extent allowed by law.

         (b) The remaining work to be performed on the Command and Control Segment as specified in Section 2.4 shall be accepted in accordance with a Command and Control Segment Acceptance Test Procedure ("CCS ATP"), a copy of which shall be attached to this Agreement upon completion as Schedule 7.3(b). The CCS ATP shall take place at the facilities of Orbital at Dulles, Virginia. Such CCS ATP shall be scheduled at a mutually convenient time within fifteen
(15) days after Orbital notifies OIC that the work on the Command and Control Segment have been completed. Within thirty (30) days after completion of the CCS ATP, OIC shall give written notice of any claim that the work on the Command and Control does not conform to such Specifications. Corrections required to render the Command and Control Segment in conformance with the applicable Specification shall be made by Orbital at its cost. The decision as to how to make the corrections shall be at Orbital's sole discretion and an item found to be nonconforming during or after testing performed under this Agreement shall, at OIC's request and without charge to OIC, be re-tested by Orbital after Orbital has remedied the non-conformance. If OIC fails to participate in the CCS ATP or to notify Orbital as required, OIC agrees that the Command and Control Segment work shall be deemed accepted with all faults that inspection and test would have revealed and to have waived all rights to revoke acceptance after such a thirty-day period. OIC may be assisted in all inspections by its consultants or advisors to the extent allowed by law. OIC and Orbital acknowledge that the CCS ATP may be performed incrementally as certain portions of the CCS related to OrbView-3 and OrbView-4, respectively, are completed. The timing for testing and corrections, and the remedies set forth above, shall apply with respect to each incremental test.

         (c) The work to be performed on the OrbView-3 and OrbView-4 Data Processing Segment as specified in Section 2.4 shall be accepted in accordance with the OrbView-3 and OrbView-4 Data Processing Segment Acceptance Test Procedure ("DPS ATP"), a copy of which shall be attached to this Agreement upon completion as Schedule 7.3(c), The DPS ATP shall take place at the facilities of Orbital at Dulles, Virginia. Such DPS ATP shall be scheduled at a mutually convenient time within fifteen (15) days after Orbital notifies OIC that the work on the OrbView-3 and OrbView-4 Data Processing Segment has been completed. Within thirty (30) days after completion of the DPS ATP, OIC shall give written notice of any claim that the work on the OrbView-3 and OrbView-4 Data Processing Segment does not conform to such Specifications. Corrections required to render the OrbView-3 and OrbView-4 Data Processing Segment in conformance with the applicable Specification shall be made by Orbital at its cost. The decision as to how to make the corrections shall be at Orbital's sole discretion and an item found to be non-conforming during or after testing performed under this Agreement shall, at OIC's request and without charge to OIC, be re-tested by Orbital after Orbital has remedied the non-conformance. If OIC fails to participate in the DPS ATP or to notify as required, OIC agrees that the OrbView-3 and OrbView-4 Data Processing Segment work shall be deemed accepted with all faults that inspection and test would have revealed and to have waived all rights to revoke acceptance after such a thirty-day period. OIC may be assisted in all inspections by its consultants or advisors to the extent allowed by law. OIC and Orbital acknowledge that the DPS ATP may be performed incrementally as certain portions of the DPS related to OrbView-3 and OrbView-4, respectively, are completed. The timing for testing and corrections, and the remedies set forth above, shall apply with respect to each incremental test.

         (d) Failure to agree on any conformance to Specification shall be a dispute and settled in accordance with Section 15.4.

         Section 7.4. On-Orbit Checkout. Orbital shall perform, at its expense, on-orbit satellite checkout activities for OrbView-3 and OrbView-4 for a period of thirty (30) days from launch.

                                   ARTICLE 8.
                             TITLE AND RISK OF LOSS

         Unless otherwise provided in this Agreement, title to, beneficial ownership of, and right to possession to and risk of loss of or damage shall pass to OIC, as follows:

                  (a) with respect to the OrbView-1 System, at the time of closing a private financing contemplated by OIC;

                  (b) with respect to the OrbView-2 license, at the time of closing a private financing contemplated by OIC;

                  (c) with respect to the OrbView-3 Satellite and Launch Vehicle, upon separation of the Launch Vehicle from the carrier aircraft;

                  (d) with respect to the Command and Control Segment, for completed work at the time of closing a private financing contemplated by OIC, and for remaining work on OrbView-2 upon successful completion of the CCS ATP in accordance with the provisions of Section 7.3(b); and

                  (e) with respect to the CCS and DPS for OrbView-3 and OrbView-4, upon successful completion of the entire CCS ATP and DPS ATP for OrbView-3 and OrbView-4, respectively, each in accordance with the provisions of
Section 7.3(b) and 7.3(c).

                  (f) with respect to OrbView-4 Satellite, risk of loss shall occur and title shall pass upon intentional ignition of the launch vehicle.

                                   ARTICLE 9.
                                     CHANGES

         Section 9.1. Changes. At any time and by written order, OIC may make changes within the general scope of this Agreement in (a) the Specifications or the Statement of Work, (b) the method of packing or shipment, (c) place or time of delivery, or (d) the quantity or type of the items to be delivered or services required to be performed hereunder.

         Section 9.2. Adjustments to Agreement. (a) If any change causes an increase or decrease in the Price, or in the time required for performance of any part of the Work, whether or not directly changed by the order, OIC and Orbital shall negotiate an equitable adjustment to such Price, delivery schedule or other provision of this Agreement. Orbital shall perform the Work as changed pending resolution of any negotiation under this Article 9, provided that OIC provides funding for the efforts.

                  (b) Failure to agree to any adjustment shall be a dispute and settled in accordance with Section 15.4.

                                   ARTICLE 10.
                         REPRESENTATIONS AND WARRANTIES

         Section 10.1 Representations and Warranties. Orbital represents and warrants that (a) it has, or will have, and it shall deliver to OIC at the time of title passing pursuant to Article 8, sole and good legal and equitable title to the items to be delivered pursuant to Article 2, free and clear of any and all security interests, Liens, claims, charges, and encumbrances of any kind or nature whatsoever, together with full power and lawful authority to sell, deliver and perform the items to be delivered and to the extent applicable, the services to be performed under Article 2, (b) subject to the provisions of
Section 10.2(a), the items to be delivered or to the extent applicable, the services required to be performed shall be free from defects in design, material and workmanship and shall operate and conform to the performance capabilities, specifications, functions and other descriptions set forth in the Specifications (as such Specifications may be modified from time to time), (c) neither the delivery of the items nor the performance of the services required to be performed by Orbital shall in any way constitute an infringement or other violation of any U.S. copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party in the U.S. and Canada, which Orbital represents are the only jurisdictions in which such services are to be performed, and (d) the items to be delivered and the services required to be performed hereunder shall be in compliance with all applicable United States laws, rules and regulations.

         Section 10.2. Remedies for Breach of Warranty and Warranty Period.

         (a) Notwithstanding acceptance by OIC of the OrbView-3 and OrbView-4 Command and Control Segment or the OrbView-3 and OrbView-4 Data Processing Segment, or any part thereof, or any provision of this Agreement, to the extent permitted by the terms thereof, Orbital shall assign to OIC any warranties it has with respect to any part of any of the Command and Control Segment and the OrbView-3 and OrbView-4 Data Processing Segment from third parties. Orbital warrants, with respect to the remaining work to be performed with respect to the OrbView-2 Command and Control, the OrbView-3 and OrbView-4 Command and Control work and for the OrbView-3 and OrbView-4 Data Processing Segment, such work, or any part thereof, shall be free from defects in design, material and workmanship and shall operate and conform to the performance capabilities, specifications, functions and other descriptions set forth in the Specifications that relate thereto. The applicable warranty periods shall be:

                  (i) for the segment of the OrbView Command and control Segment relating to OrbView-3, for a period of one (1) year after the later to occur of (A) title passing for such OrbView-3 segment or (B) launch of the OrbView-3 Satellite.

                  (ii) for the segment of the OrbView Command and Control Segment specifically related to OrbView-4, for a period of one (1) year after the later to occur of (A) title passing for such OrbView-4 segment or (B) launch of the OrbView-4 Satellite.

                  (iii) for the segment of the OrbView Data Processing Segment relating to OrbView-3, for a period of one (1) year after the later to occur of (A) title passing for such OrbView-3 segment or (B) launch of the OrbView-3 Satellite.

                  (iv) for the segment of the OrbView Data Processing Segment specifically related to OrbView-4, for a period of one (1) year after the later to occur of (A) title passing for such OrbView-4 segment or
         (B) launch of the OrbView-4 Satellite.

                  Orbital shall, at its expense, repair or replace such work, or any part thereof, that do not conform to such warranty. Orbital's obligation during the applicable Warranty Period shall be limited to repair or replacement of the portion of the Command and Control Segment and the OrbView-3 and OrbView-4 Data Processing Segment, or any part thereof, for which it has provided a warranty. Notice of all claimed defects must be provided in writing to Orbital within the applicable Warranty Period. The costs of inspection for the Command and Control Segment and OrbView-3 and OrbView-4 Data Processing Segment, or any part thereof, found to conform to the Specifications and requirements of this Agreement and not defective shall be the responsibility of OIC. Any product or part repaired or replaced shall be subject to a warranty until the later of six months after repair or the original applicable warranty period. The warranty set forth herein is OIC's exclusive remedy against Orbital for any defect in the Command and Control Segment or the OrbView-3 and OrbView-4 Data Processing Segment, or any part thereof, and is in lieu of all other warranties, express or implied.

                  (b) The Orbital warranty set forth herein shall not extend to any of the Command and Control Segment or the OrbView-3 Data Processing Segment, or any part thereof that is found, upon Orbital's or its subcontractor's examination and not as a result of actions or omissions by Orbital or its subcontractor, to have been (i) mishandled, misused, subjected to negligence, accident or abuse, (ii) installed, operated or maintained contrary to Orbital's specifications or instructions or otherwise used improperly, (iii) tampered with or damaged, (iv) repaired or altered by anyone other than Orbital or its subcontractors without Orbital's express advance written approval, or (v) delivered to Orbital not in conformance with the notice requirements in the warranty.

                  (c) Following the separation of the Launch Vehicle from the carrier aircraft in the case of OrbView-3, and following intentional ignition of the launch vehicle in the case of OrbView-4, OIC's sole remedy for launch failure, defects, failure to conform with applicable Specifications or any other requirements shall be limited to insurance proceeds.

         Section 10.3. Limitation of Liability. (a) ORBITAL SHALL NOT BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR OTHER DAMAGES RESULTING FROM THE USE OF ANY OF THE GOODS OR SERVICES TO BE PROVIDED HEREUNDER, OTHER THAN THE LIABILITY EXPRESSLY STATED HEREIN. THE WARRANTY SET FORTH HEREIN IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  (b) Regardless of fault, under no circumstances shall Orbital be liable for any damages greater than Ten Million Dollars ($10,000,000) for any claim made of any nature whatsoever, whether arising from patent indemnification claims (see Section 10.4 below), Orbital's breach of contract, breach of express or implied warranty, arising in tort, at law or in equity including any law giving rise to a claim of strict liability or for any other cause. Notwithstanding the foregoing, Orbital, its affiliates and each of their directors, officers and employees shall not be responsible, or have any liability, for the accuracy, incompleteness or timeliness of any advice or service or any report, filing or other document that it or any of them provides, prepares or assists in preparing except to the extent that any inaccuracy, incompleteness or untimeliness arises from the gross negligence or willful misconduct of Orbital, its affiliates and each of their directors, officers and employees.

         Section 10.4 Patent Indemnification.

         (a) In the event of a breach of the representation and warranty set forth in Section 10. 1 (c) and subject to Section 10. 3 (b) above, Orbital agrees to indemnify and hold Harmless OIC and its permitted successors and assigns of its products from and against all loss, damages, claims, demands and suits at law or in equity, for actual or alleged claims, demands and suits at law or in equity, arising out of such breach or alleged breach.

         (b) Notwithstanding the provisions of Subsections 10.1(c) and 10.4(a), and subject to Section 10.3(b) OIC agrees that Orbital shall be relieved of its obligations referenced in Subsection 10.4(a), unless OIC notifies Orbital in writing promptly, but in any event, no later than sixty (60) days after OIC becomes aware of any such claim, suit or proceeding and, at Orbital's expense, co-operates with and gives Orbital all necessary information and assistance to mitigate, settle and/or defend any such claim, suit or proceeding. In the event that the actual liability of Orbital as a consequence of any loss, damages, claim, demands and, suits or proceeding, when aggregated with any other liability, exceeds Ten Million Dollars ($10,000,000) then OIC shall release Orbital from any obligation for liability for copyright, trademark and patent infringement in excess of such limit.

                                   ARTICLE 11.

         (a) HSI Contract. Pursuant to that certain contract between Orbital and the U.S. Air Force/Philips Laboratory ("USAF") awarded August 5, 1997, (Contract No. F29601-97-C-0110) (the "HSI Contract"), Orbital has, among other things, undertaken to design a hyperspectral imaging sensor to be integrated onto the OrbView-4 camera, to supply a mission data center and mobile ground station, and to provide related work and services including certain post-launch support, all as are further detailed in the HSI Contract. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of this Article 11 are subject to all rights of the USAF pursuant to the HSI Contract, as it may be amended from time to time.

         (b) Orbital's Right to Modify OrbView-4. Orbital hereby agrees to pay OIC for the right to modify the OrbView-4 Satellite in accordance with the HSI Contract and to purchase from OIC hyperspectral data image sets that Orbital is required to deliver under the HSI Contract. Except with the prior consent of OIC, which shall not be unreasonably withheld, Orbital shall not make any use of the hyperspectral data image sets delivered by OIC other than pursuant to the HSI Contract.

                  (i) For the right to modify the OrbView-4 Satellite, Orbital agrees to pay OIC a price equal to the Total Item Amounts (as modified from time to time) set forth in CLIN 0001-0003, 0005-0006, 0008-0010,
         0012-0013 of the HSI Contract (currently $31 million). The price also shall include any award fees paid by USAF to Orbital under the HSI Contract. Orbital shall pay OIC within ten (10) days of receiving any payments under the HSI Contract.

                  (ii) For the purchase of data sets from OIC that Orbital is required to deliver to USAF under the HSI Contract, Orbital agrees to pay OIC a price equal to the price for Hyperspectral Data Set deliverables set forth in the HSI Contract.

         (c) OIC Procurement of HSI Modifications. OIC hereby agrees to procure from Orbital modifications to the OrbView-4 Satellite to add hyperspectral capability and the other work and services set forth as Orbital obligations under the HSI Contract (other than data set delivery or as set forth in subparagraph (d) below).

                  (i) In exchange for this work and services, OIC agrees to pay Orbital a price equal to the Total Item Amounts (as modified from time to time) set forth in CLIN 0001-0003, 0005-0006, 0008-0010, 0012-0013 of the HSI Contract (currently $31 million). Items that are cost-reimbursable or fixed under the HSI Contract will likewise be cost-reimbursable or fixed to OIC. Payment for On-Orbit Support shall be pursuant to subparagraph (d) below.

                  (ii) OIC shall pay Orbital within ten (10) days of invoice, provided, however, that under no circumstances shall OIC be obligated to pay Orbital under this Section 11 unless OIC has been paid pursuant to subparagraph (b) above. Furthermore, under no circumstances shall OIC be obligated to pay Orbital under this Section 11 an amount greater than what OIC has been paid pursuant to subparagraph (b) above.

         (d) On-Orbit Support. Orbital may subcontract with OIC to provide on-orbit support to the USAF contemplated by the HSI Contract. Orbital shall pay OIC for such on-orbit support a price equal to the relevant Total Item Amount set forth in the HSI Contract. If OIC declines to perform such work, then Orbital shall perform such work at no cost to OIC, provided, however, that OIC shall grant Orbital reasonable access to the OrbView-4 Satellite and ground segment to enable Orbital to perform such work.

         (e) Hardware. Orbital agrees to deliver to OIC all hardware that is produced or procured under the HSI Contract that is not otherwise deliverable to USAF. Orbital shall also deliver one set of technical drawings, reports and other documentation ("HSI Documentation") relating to such hardware. OIC shall only be entitled to use such hardware and HSI Documentation for the purpose of operating and maintaining the OrbView-4 Satellite system and any follow-on systems that have similar hyperspectral capability.

         (f) Software. To the extent permitted under the HSI Contract, the Federal Acquisition Regulations and all applicable subcontracts, Orbital hereby grants to OIC a perpetual, royalty free, non-exclusive, non-transferable license to use the software, algorithms, and all other intellectual property (including but not limited to any code) to be developed or purchased by Orbital under the HSI Contract ("HSI Software"). To the extent Orbital has possession of source code, object code, and any other code and documentation relating to the HSI Software ("HSI Code") and is not otherwise prohibited from doing so, Orbital shall deliver to OIC one copy of the HSI Code in a form sufficient to enable OIC to operate and maintain the OrbView-4 Satellite and any follow-on systems that have similar hyperspectral capability. OIC shall only be entitled to use the HSI Software and HSI Code for the purpose of operating and maintaining the OrbView-4 Satellite and any follow-on systems that have similar hyperspectral capability. Orbital shall use commercially reasonable efforts to cause its subcontracts to permit sublicensing of HSI Software and HSI Code to OIC consistent with the terms of this Section 11(f).

         (g) OIC Obligations; Limitation of OIC Liability. OIC HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE HYPERSPECTRAL DATA SETS TO BE PROVIDED TO ORBITAL UNDER THIS SECTION OF THE PROCUREMENT AGREEMENT. OIC SHALL NOT

BE LIABLE TO ORBITAL FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING UNDER OR RELATING TO THE HSI CONTRACT.

         (h) No Third Party Beneficiary Rights. Nothing herein shall be construed to confer any third-party beneficiary rights in the USAF under this Procurement Agreement. Orbital agrees to indemnify OIC for any damages arising from any claims by the USAF against OIC relating to the HSI Contract.

         (i) Rights on HSI Contract Termination. In the event the HSI Contract is terminated for any reason, whether for convenience or otherwise, then OIC shall have the same rights with respect to the HSI Work as are set forth in
Section 12.2 of the Procurement Agreement.

         (j) Modifications to HSI Contract. Orbital shall consult with OIC regarding changes to the HSI Contract and shall not agree to any material modifications without OIC's prior written consent, which shall not be unreasonably withheld.

         (k) Standards of Conduct. OIC agrees to use commercially reasonable efforts to supply Orbital with data sets required to be delivered under the HSI Contract and to ensure that such data sets conform with the specifications under the HSI Contract (unless such failure to conform is attributable to work done by Orbital). Orbital shall employ commercially reasonable standards of business conduct in the performance of its obligations under the HSI Contract.

                                   ARTICLE 12.
                                   TERMINATION

         Section 12.1. Termination. OIC may, by written notice of termination to Orbital, terminate this Agreement upon the failure of Orbital, except for schedule delay which is addressed in Article 6.2, to comply in any material respect with any of the provisions of this Agreement and to correct such failure, within sixty (60) days from the date of Orbital's receipt thereof from OIC's authorized representative, setting forth in detail OIC's basis for termination of the Agreement.

         Section 12.2. Upon Termination. (a) In the event of termination of this Agreement by OIC, as provided for in Section 12.1:

                  (i) To the extent it is permitted to do so by law, regulation and third parties, Orbital shall deliver to OIC all completed items to be delivered under Article 2, work-in-progress, drawings, and other technical data associated with the Work developed as part of the performance of the completed milestones of this Agreement along with appropriate licenses to the intellectual property embodied in all such items (excluding any Launch Vehicle Launch data), drawings and other technical data to use, make and have made such items (excluding any Launch Vehicle Launch data), provided, that such data and licenses shall be used exclusively for purposes related to the OrbView Systems and shall be subject to appropriate confidentiality obligations;

                  (ii) Orbital shall take all commercially reasonable steps to protect and preserve the property referred to in (i) above in the possession of Orbital until delivery to OIC;

                  (iii) OIC shall pay to Orbital such portion of the Price and Cost for all due monthly invoices; and

                  (iv) At OIC's request and to the fullest extent permitted by law, and subject to applicable laws and regulations, Orbital shall transfer the approvals, permits, and licenses relating to the OrbView System and held by Orbital.

         (b) In the event OIC terminates this Agreement because of a material breach by Orbital of its obligations herein, Orbital shall be liable to OIC for reasonable cost of reprocurement, subject to the limitations provided in Section
10.3 hereof.

         Section 12.3. Orbital Termination. Orbital may, by written notice to OIC, terminate this Agreement upon the failure of OIC to make any payment in accordance with the provisions of Article 5 hereof. Upon any such termination, Orbital shall retain all work in process and all payments made to date, and shall be entitled to recover termination liability costs including liability to Vendors.

         Section 12.4. Any disagreement under this provision, including disagreements with respect to OIC's right to seek a termination and the appropriate remedies for termination, shall be resolved in accordance with
Article 15.4 of this Agreement.

                                   ARTICLE 13.
                   OWNERSHIP OF INTELLECTUAL PROPERTY; LICENSE

         Section 13.1. As between the parties, all designs, inventions (whether or not patented), technical data, drawings and/or confidential information related to the Work, including without limitation the OrbView Satellites, Launch Vehicle, the Command and Control Center Segment and the Data Processing Segment are the exclusive property of Orbital and its subcontractors, except with respect to work performed under the HSI Contract, including but not limited to the hyperspectral sensor, mission data center and mobile ground station, which rights are governed by Article 11 above. All rights, title and interest in and to all underlying intellectual property relating to the Work shall remain exclusively in Orbital or its subcontractors or both, as the case may be, notwithstanding Orbital's disclosure of any information or delivery of any data items to OIC or OIC's payment to Orbital for engineering or non-recurring charges. OIC shall not use or disclose such information or property to any third party without the prior written consent of Orbital. Title to all tools, test equipment and facilities not furnished by OIC or specifically paid for by OIC and delivered to OIC under this Agreement shall remain in Orbital or its subcontractors. OIC agrees that it will not directly or through any third party reverse engineer the Work.

         Section 13.2. To the extent that computer software, source codes, programming information and other related documentation relating to the Work, other than the Launch Vehicle (the "Background Information") are not deliverable data under this Agreement (or to the extent that they are deliverable data, that no ownership or license rights are being transferred to OIC), Orbital , to the extent that it has the right to do so, shall provide to OIC, on an as needed basis, the right to access and copy such Background Information. To the extent permitted by law, OIC shall have the right to use such Background Information to support its analysis of the OrbView Systems, to develop alternative solutions for technical problems affecting the operation and management of the OrbView Systems and to design modifications to the Background Information but in any event, not for any reprocurement. Subject to the foregoing, such modifications shall be the sole property of OIC; and to the extent that OIC designs modifications to the Background Information, it shall not have the right to implement such modifications without the prior written consent of Orbital.

         Section 13.3 Orbital hereby grants to OIC a perpetual, fully paid license to use the intellectual property described in Section 13.1 and Section
13.2 (other than intellectual property
associated with the launch vehicle) solely for the purpose of operating the OrbView-1, OrbView-2, OrbView-3 and OrbView-4 satellites and related ground segments. OIC shall not copy or sell or otherwise transfer any of such intellectual property.

                                   ARTICLE 14.
                      SPECIAL PROVISIONS RELATING TO LAUNCH

         Section 14.1. Cross-Waiver of Liability Relating to the Launch of the Orbital OrbView-3 and OrbView-4 Satellites.

                  (a) In accordance with the applicable Department of Transportation commercial launch license requirements, OIC agrees to enter into an agreement with Orbital for a no-fault, no-subrogation, inter-participant waiver of liability pursuant to which each shall not bring a claim against or sue the employees of the other, or any of them, or the United States Government, and each party agrees to be responsible for and to absorb the financial and any other consequences of any Property Damage it incurs or for any Bodily Injury to, or Property Damage incurred by, its own employees resulting from activities carried out under this Agreement, irrespective of whether such Bodily Injury or Property Damage is caused by OIC, Orbital or by their contractors, subcontractors, officers, directors, agents, servants and employees and the Government and regardless of whether such Bodily Injury or Property Damage arises through negligence or otherwise.

                  (b) OIC and Orbital shall each be responsible for such insurance as they deem necessary to protect their respective property. Any insurance carried in accordance with this Article 14 and any policy taken out in substitution or replacement for any such policy shall provide that the insurers shall waive any rights of subrogation against OIC, Orbital, and the United States Government, as the case may be, and their contractors and subcontractors at every tier.

                  (c) OIC and Orbital hereby agree to obtain a similar waiver in the form set forth above from any party with which it enters into an agreement relating to the activities (launch of the OrbView-3 and OrbView-4 Satellites) contemplated by this Article, including without limitation, all of its respective contractors, subcontractors and suppliers at every tier, and all persons and entities to whom it assigns all or any part of its rights or obligations under this Agreement.

                  (d) As used herein, "Bodily Injury" means bodily injury, sickness, disease, disability, shock, mental anguish or mental injury sustained by any person including death and damages for care and loss of services resulting therefrom. "Property Damage" means injury to or destruction of tangible property including the loss of use of such injured or destroyed property.

         Section 14.2. Flight Readiness Assessment. Orbital shall conduct a Mission Readiness Review ("MRR") to be held subsequent to Orbital 's final launch readiness review. At the MRR, Orbital shall summarize the status of its expendable launch vehicle ("ELV") and launch support systems and attest to its readiness to launch the mission. If after due consideration of the status of the ELV, spacecraft, and other launch support systems, OIC does not agree that the total mission is ready for launch, OIC shall retain the right to direct the delay to the launch under the terms of Article 9 of this Agreement.

         Section 14.3. Final Countdown Launch Authorization. OIC shall also be polled in the final countdown procedure during status checks and shall retain the right to concur or not to concur in the "GO" for launch. OIC's designated representative shall be authorized to make such a decision. If OIC does not concur, it may declare a "HOLD" and delay the launch. If OIC declares a HOLD and the cause for such HOLD cannot be shown to be attributable to Orbital 's performance, or to have been within its control or due to its fault or negligence, Orbital shall receive an equitable adjustment to the Agreement Price and schedule.

         Section 14.4. Range Support. Orbital is responsible for the range costs, interface, and all coordination with the government agencies that control the launch ranges required to launch each payload.

                                   ARTICLE 15.
                                  MISCELLANEOUS

         Section 15.1. Notices. (a) Except as otherwise specified herein, all notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent either by certified or registered mail, return receipt requested, by telecopy or delivered in person addressed as follows:

                           (i)      If to Orbital, to it at:

                                    21700 Atlantic Boulevard
                                    Dulles, Virginia 20166
                                    Telecopy: (703) 406-3502
                                    Attention: Jeffrey V. Pirone

                           (ii)     If to OIC, to it at:

                                    21700 Atlantic Boulevard
                                    Dulles, Virginia 20166
                                    Telecopy: (703) 406-5516
                                    Attention: Gilbert D. Rye

or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) business day after being delivered to such courier, (iii) if given by certified mail (return receipt requested), three (3) business days after being deposited in the mail with first class postage prepaid, or (iv) if given by any other means, when received at the address specified in this Section 15.1.

         Section 15.2. Force Majeure. Neither party shall be responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 15.4 hereof.

         Section 15.3. Licenses and Permits. Launch of the OrbView-3 and OrbView-4 Satellites shall be accomplished under the Commercial Space Launch Act (49 U.S.C. 2601, et seq.). OIC shall be responsible for obtaining the necessary operating licenses, permits and clearances that may be required by the United States Department of Commerce, Federal Communications Commission, or other governmental agency in order to operate as a satellite services provider. Orbital agrees to provide OIC with such information as OIC reasonable requests in order to obtain and comply with OIC's operating licenses. Orbital shall be responsible for obtaining (or causing its subcontractors to obtain) the necessary licenses, permits, and clearances, including but not limited to launch licenses and export licenses that may be required by the United States Department of Transportation or other governmental agency in order to operate as a launch contractor and to perform in accordance with its obligations under the Agreement.

         Section 15.4. Resolution of Disputes. (a) Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement or any breach hereof, shall be submitted to a representative management panel of OIC and Orbital. Each of OIC and Orbital may appoint up to two (2) individuals to such panel. Such appointments shall be made within ten (10) days of the receipt by the appointing party of notice of the existence of such controversy or claim. The unanimous decision and agreement of such panel shall resolve the controversy or claim. If the panel is unable to resolve such matter within thirty (30) days of the submission of such controversy or claim to such panel, it shall be brought before the Presidents of OIC and Orbital for final resolution. If such individuals are unable to resolve the matter within thirty (30) days of the submission of such controversy or claim to such individuals by way of unanimous decision, either party may remove the controversy or claim for arbitration in accordance with Section 15.4(b).

                  (b) Any controversy or claim that is not resolved under
Section 15.4(a) shall be settled by final and binding arbitration in Washington, D.C., in accordance with the then existing United States domestic rules of the American Arbitration Association (the "AAA") (to the extent not modified by this Section 15.4). In the event that more than one claim or controversy arises under this Agreement, such claims or controversies may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three (3) neutral arbitrators, selected pursuant to the rules, who are expert in the subject matter of the dispute. Judgment upon any award rendered by the arbitrators may be entered into any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

         Section 15.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         Section 15.6. Binding Effect, Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest or obligations hereunder shall be assigned or transferred to any person without the prior written consent of the other party, provided that any party may assign this Agreement and its interest and obligations hereunder to any wholly owned subsidiary of such party, and provided that Orbital may assign its right to receive payments under this Agreement to a commercial lender to the extent such payments are collateral for borrowings by Orbital.

         Section 15.7. Governing Agreements. To the extent there is an inconsistency between the Procurement Agreement and the HSI Contract, the HSI Contract shall govern.

         Section 15.8. Order of Precedence. Inconsistencies between or among Articles of Agreements and/or any attachment shall be resolved in the following order of precedence:

         (a)      Article I through Article 15 of this Agreement;

         (b)      Mission Requirements Document;

         (c)      Statements of Work;

         (d)      Specifications;

         Section 15.9. Export Regulations. OIC acknowledges that if goods or technical data purchased, provided or produced hereunder are to be exported, they are subject to applicable U.S. Commerce and/or State Department export regulations. OIC accepts full responsibility for and agrees to comply fully with such regulations, and shall request Orbital to obtain export licenses and re-export permission, at OIC's expense.

         Section 15.10. Counterparts. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

         Section 15.11. Headings. This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 15.12. Amendment, Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto.

         ENTIRE AGREEMENT, this agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Orbital and OIC and supersede all prior written and oral understandings relating to the subject hereof

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ORBITAL SCIENCES CORPORATION (ORBITAL)

By:      __________________________________
Name:    Jeffrey V. Pirone
Title:   Executive Vice President, Finance and
         Chief Financial Officer

ORBITAL IMAGING CORPORATION (OIC)

By:      __________________________________
Name:    Armand D. Mancini
Title:   Vice President and Chief Financial Officer

                         LIST OF EXHIBITS AND SCHEDULES

                                   Appendixes

Appendix A        Defined Terms

                  Exhibits

Exhibit A         OrbView-1 System Description

Exhibit B         OrbView-2 License Agreement (filed as Exhibit 10.5 to
                  ORBIMAGE's Registration Statement filed on form S-4
                  (File No. 333-49583))

Exhibit C         OrbView-3 and OrbView-4 Missions Requirements Document
                  (Part IA), OrbView-3 and OrbView-4 Statement of Work
                  (Part 1B) and Launch Vehicle Statement of Work and
                  Specifications (Part 2)

Exhibit D         OrbView-3 and OrbView-4 Command and Control and Data
                  Processing and Distribution Requirements Specifications
                  (Part 1) (included in Exhibit C) and OrbView-1 and
                  OrbView-2 Command and Control Statements of Work (Part 2)

Exhibit E         None

Exhibit F         Payment Schedule
                  To Be Incorporated

Exhibit G         System Requirements Compliance Department and End-Item Data
                  Package Schedules To Be Incorporated

Schedule 7.3(b)   Command and Control Segment Acceptance Test Procedure

Schedule 7.3(c)   Data Processing Segment Acceptance Test Procedure

                                   Appendix A


"AAA" has the meaning assigned thereto in Section 15.4(b) to the Agreement.

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlled by, or under common control with, such Person.

"Agreement" has the meaning assigned thereto in the Preamble.

"Background Information" has the meaning assigned thereto in Section 13.2.

"Bankruptcy" means (a) the filing by a Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under any applicable United States or other insolvency law, or such Person's filing an answer consenting to or acquiescing in any such petition, (b) the making by such Person of any assignment for the benefit of its creditors or
(c) the expiration of sixty (60) days after the filing of an application for the appointment of a receiver for the assets of such Person or an involuntary petition seeking liquidation, reorganization, arrangement, or readjustment of its debts under any applicable United States, Canadian or other insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period.

"Bodily Injury" has the meaning assigned thereto in Section 14.1(d).

"CCS ATP" has the meaning assigned thereto in Section 7.3.

"Cost" shall include all direct and allocated indirect expenses (including but not limited to depreciation and amortization), as such expenses are determined in accordance with generally accepted accounting principles, incurred by Orbital in connection with the performance of its obligations under this Agreement.

"DPS ATP" has the meaning assigned thereto in Section 7.3.

Any reference to "dollar", "dollars", or "$" shall mean the lawful currency of the United States.

"FCC" means the Federal Communications Commission or any successor agency thereto.

"Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease or security interest.

"Mission Requirements Document" means the OrbView-3 Mission Requirements Document attached hereto as Exhibit C.

"Orbital " has the meaning assigned thereto in the Preamble.

"OIC" has the meaning assigned thereto in the Preamble.

"OrbView-3 Data Processing Segment" shall mean the ground terminals provided pursuant to Section 2.4 which capture and archives data received from the OrbView-3 Satellite, generates imagery products and forwards processed and unprocessed data to at the OrbView-3 central processing facility and OrbView-3 regional distributor sites.

"OrbView Satellite Command and Control Segment" shall mean the facilities provided pursuant to Section 2.4 that process and display the telemetry data for the OrbView Satellites, monitors the operational status of the OrbView Satellites and controls the operation of the OrbView Satellites? power subsystems, attitude control subsystems and all other subsystems.

"Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, association, government or department or agency of a government or other entity.

"Property Damage" has the meaning assigned thereto in Section 14.1.

"Specification" means the Specifications set forth in the Statement of Work.

"United States" or "U.S." shall mean the United States of America and its territories and possessions.

"U.S. Ground Receive Station" means either of the two ground receive stations to be built for the United States.

"Warranty Period" has the meaning assigned thereto in Section 10.2.

"Work" has the meaning assigned thereto in Article 2.

                                    EXHIBIT A



                                ORBVIEW-1 SYSTEM


  The OrbView-1 System shall consist of all the work, except for the Command and Control and Ground Segment, performed by Orbital under Contract No. NAS8-39221 with NASA in accordance with the Statement of Work-GPS/MET Radio Occultation
    Observation Data Purchase and the Statement of Work relating to the U.S.
                 Government's Optical Transient Detector, both
                                attached hereto.

                                    EXHIBIT B


                           OrbView-2 License Agreement

          (filed as Exhibit 10.5 to ORBIMAGE's Registration Statement)

                                    EXHIBIT C


        OrbView-3 and OrbView-4 Missions Requirements Document (Part IA),

               OrbView-3 and OrbView-4 Statement of Work (Part 1B)



[This exhibit has not been filed with the Commission by the Company because it contains voluminous, highly technical drawings and specifications that the Company believes is not material to investors.]

                                    EXHIBIT D


OrbView-3 and OrbView-4 Command and Control and Data Processing and Distribution
        Requirements Specifications (Part 1) (Included in Exhibit C) and

     OrbView-1 and OrbView-2 Command and Control Statements of Work (Part 2)



[This exhibit has not been filed with the Commission by the Company because it contains voluminous, highly technical drawings and specifications that the Company believes is not material to investors.]

                                    EXHIBIT E
                                      None

                                    EXHIBIT F

                                PAYMENT SCHEDULE
                                ($ IN THOUSANDS)

------------------------ ------------------------------------ ---------- -----------------------
December 31, 1997                                                                   $130,700
------------------------ ----------------------------------------------- -----------------------
                                       MILESTONE PAYMENTS                   MONTHLY PAYMENTS
------------------------ ------------------------------------ ---------- -----------------------
1998
------------------------ ------------------------------------ ---------- -----------------------
     January                                                                           7,000
------------------------ ------------------------------------ ---------- -----------------------
     February            OrbView-4 CDR                          1,500                  7,300
------------------------ ------------------------------------ ---------- -----------------------
     March                                                                            10,700
------------------------ ------------------------------------ ---------- -----------------------
     April                                                                            11,700
------------------------ ------------------------------------ ---------- -----------------------
     May                                                                              11,850
------------------------ ------------------------------------ ---------- -----------------------
     June                OrbView-3 PDR                          1,500                  9,250
------------------------ ------------------------------------ ---------- -----------------------
     July                                                                              9,550
------------------------ ------------------------------------ ---------- -----------------------
     August                                                                            8,450
------------------------ ------------------------------------ ---------- -----------------------
     September           OrbView-3 CDR                          1,500                  6,600
------------------------ ------------------------------------ ---------- -----------------------
     October                                                                           6,100
------------------------ ------------------------------------ ---------- -----------------------
     November                                                                          4,500
------------------------ ------------------------------------ ---------- -----------------------
     December                                                                          4,400
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
1999
------------------------ ------------------------------------ ---------- -----------------------
     January                                                                           3,900
------------------------ ------------------------------------ ---------- -----------------------
     February            Start OrbView-3 I&T                    1,500                  4,600
------------------------ ------------------------------------ ---------- -----------------------
     March                                                                             2,900
------------------------ ------------------------------------ ---------- -----------------------
     April                                                                             2,500
------------------------ ------------------------------------ ---------- -----------------------
     May                                                                               2,800
------------------------ ------------------------------------ ---------- -----------------------
     June                                                                              1,800
------------------------ ------------------------------------ ---------- -----------------------
     July                Launch Plus 30 Days - OrbView 3        1,500                    400
------------------------ ------------------------------------ ---------- -----------------------
     August                                                                              900
------------------------ ------------------------------------ ---------- -----------------------
     September           Start OrbView-4 I&T                    1,500                    600
------------------------ ------------------------------------ ---------- -----------------------
     October                                                                             700
------------------------ ------------------------------------ ---------- -----------------------
     November                                                                            700
------------------------ ------------------------------------ ---------- -----------------------
     December                                                                            700
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
2000
------------------------ ------------------------------------ ---------- -----------------------
     January                                                                             700
------------------------ ------------------------------------ ---------- -----------------------
     February                                                                            400
------------------------ ------------------------------------ ---------- -----------------------
     March                                                                               200
------------------------ ------------------------------------ ---------- -----------------------
     April                                                                               200
------------------------ ------------------------------------ ---------- -----------------------
     May                 Launch Plus 30 Days - OrbView 4        1,500                     --
                                                                -----                     --
------------------------ ------------------------------------ ---------- -----------------------
                                                               10,500                252,100
                                                               ======                =======
------------------------ ------------------------------------ ---------- -----------------------

                                    ---------------------------- -----------------
                                    TOTAL PAYMENT                    $262,600
                                    ---------------------------- -----------------

                                    EXHIBIT G


       System Requirements Compliance Department and End-Item Data Package



[This exhibit has not been filed with the Commission by the Company because it contains voluminous, highly technical drawings and specifications that the Company believes is not material to investors.]

                                 SCHEDULE 7.3(B)


              Command and Control Segment Acceptance Test Procedure



[This exhibit has not been filed with the Commission by the Company because it contains voluminous, highly technical drawings and specifications that the Company believes is not material to investors.]

                                 SCHEDULE 7.3(C)


                Data Processing Segment Acceptance Test Procedure



[This exhibit has not been filed with the Commission by the Company because it contains voluminous, highly technical drawings and specifications that the Company believes is not material to investors.]